UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Louisiana Street, Suite 2000
Houston, Texas	77002-5215
(Address of principal executive offices)	(Zip Code)

(713) 830-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement dated November 19, 2004
Opinion of Akin Gump Strauss Hauer & Feld LLP
Press Release dated November 19, 2004

Item 8.01. Other Events.

On November 19, 2004, the Company issued a press release announcing a secondary offering by KeySpan Corporation of its remaining 6,580,392 shares of the Company’s common stock in a public offering. Morgan Stanley & Co. Incorporated is the sole manager for the offering. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

All shares will be offered by KeySpan Corporation under the Registration Statement on Form S-3 (No. 333-113659) (the “Registration Statement”) filed by the Company on March 16, 2004 with the Securities and Exchange Commission (the “Commission”) to register the sale from time to time (i) by the Company of its common stock, preferred stock, depositary shares and debt securities, or any combination thereof, up to an aggregate initial public offering price of $600,000,000, and (ii) by KeySpan Corporation, a selling stockholder, of up to 17,380,392 shares of the Company’s common stock. The Commission declared the Registration Statement effective on March 31, 2004. On June 2, 2004, the Company sold to the public 6,200,000 shares of its common stock registered under the Registration Statement for an aggregate offering price of $297,600,000, the proceeds of which were used to repurchase and then cancel 10,800,000 shares of the Company’s common stock owned by KeySpan Corporation.

In addition, the Board of Directors of the Company intends to seek shareholder approval at the next annual meeting to increase the number of shares we are authorized to issue to up to 100,000,000 shares of stock, including up to 95,000,000 shares of common stock and up to 5,000,000 shares of preferred stock.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this report are forward looking statements and reflect our current expectations and are based on current available information. The words “expect,” “will,” and similar expressions are intended to identify forward-looking statements. The expectations in this report regarding the consummation of the offering and increase in the Company’s authorized capacity rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from those anticipated as of the date of this report. While we believe the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact future performance. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things, stock price volatility and other difficulties related to the offering, failure to satisfy conditions precedent to the offering, the Board’s decision not to include the proposal to increase the Company’s authorized capacity in our proxy statement or failure to receive shareholder approval for such increase, oil and gas price volatility, reserve replacement risks, drilling risks, and other factors inherent in the exploration for and production of natural gas and crude oil. These factors, when applicable, are discussed in our filings with the Securities and Exchange Commission, copies of which are available to the public. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement dated November 19, 2004 among The Houston Exploration Company, KeySpan Corporation and Morgan Stanley & Co. Incorporated, as representative of the underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP with respect to the legality of the common stock

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

99.1	Press Release of The Houston Exploration Company and KeySpan Corporation dated November 19, 2004

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2004	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated November 19, 2004 among The Houston Exploration Company, KeySpan Corporation and Morgan Stanley & Co. Incorporated, as representative of the underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP with respect to the legality of the common stock

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

99.1	Press Release of The Houston Exploration Company and KeySpan Corporation dated November 19, 2004